Exhibit 99.1

November 21, 2002

Board of Directors
First Community Bancorp
6110 El Tordo
PO Box 2388
Rancho Santa Fe, California 92067
Attention:  John M. Eggemeyer, III, Chairman

Dear John:

        Effective immediately, I hereby resign as a director from the board of directors of First Community Bancorp.

        I am resigning from the board in order to focus more time on my business. It has been a pleasure to serve on the board of First Community.

                      Very truly yours,

                      /s/ Timothy L. Blixseth

                      Timothy L. Blixseth